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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (File No. 333-32404 and 333-21875). Form S-4 (File No. 333-33689),
Form S-4 (File No. 333-50083), and Form S-3 (File No. 333-31453) of our report dated February 15, 2000 relating to the financial statements which appear in Advanced Radio Telecom Corp. and subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1999.


PricewaterhouseCoopers LLP
Seattle, Washington
March 28, 2000